   As filed with the Securities and Exchange Commission on January 11, 2000
                                                Registration No. 333-___________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              ____________________
                           RAVISENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     23-2763854
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                            One Great Valley Parkway
                               Malvern, PA  19355
              (Address of principal executive offices) (Zip Code)
                              ____________________
                           RAVISENT TECHNOLOGIES INC.
                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           OPTIONS GRANTED TO CERTAIN
                        INDIVIDUALS PURSUANT TO WRITTEN
                            COMPENSATION AGREEMENTS
                         TEKNEMA, INC. 1996 STOCK PLAN
                           (Full title of the Plans)
                              ____________________
                            FRANCIS E. J. WILDE, III
                     Chief Executive Officer and President
                           RAVISENT TECHNOLOGIES INC.
                  One Great Valley Parkway, Malvern, PA  19355
                    (Name and address of agent for service)
                                 (610) 408-7480
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                         Amount to be       Proposed Maximum           Proposed Maximum           Amount of
Title of Securities to be Registered    Registered (1)   Offering Price Per Share   Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
1999 Stock Incentive Plan
-------------------------
Common Stock, $0.01 par value           2,701,032 shares       $  39.125 (2)            $    105,677,877.00 (2)     $  27,898.96
----------------------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
---------------------------------
Common Stock $0.01 par value              500,000 shares       $  39.125 (2)            $     19,562,500.00 (2)     $   5,164.50
-----------------------------------------------------------------------------------------------------------------------------------
Options Granted to Certain Individuals
--------------------------------------
Pursuant to Written Compensation
--------------------------------
Agreements (5)
-------------
Common Stock, $0.01 par value             869,260 shares       $    1.38 (3)            $      1,199,578.80 (3)     $     316.69
-----------------------------------------------------------------------------------------------------------------------------------
Teknema, Inc. 1996 Stock Plan
-----------------------------
$0.001 par value                         $537,569 shares       $     .53 (4)            $        284,911.57 (4)     $      75.22
===================================================================================================================================
                                                                                     Aggregate Registration Fee:    $  33,455.37
===================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Ravisent Technologies Inc. 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and the individual options granted to Messrs. Weintreitt, Herr, Heidrich, Veres, Golde, Straasheijm, Schaufler, Vohmann, Liu, Russell, Rivers, Garnick and Harris and the Teknema, Inc. 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on January
    4, 2000, as reported by the Nasdaq National Market.

(3) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the options granted to the specific individuals.

(4) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(5) The following individuals were granted options for the number of shares as indicated pursuant to Written Compensation Agreements: Messrs. Weintreitt (50,000 shares), Herr (216,667 shares), Heidrich (216,667 shares), Veres (33,333 shares), Golde (108,333 shares), Straasheijm (91,667 shares), Schaufler (16,667 shares), Vohmann (50,000 shares), Liu (12,549 shares), Russell (5,020 shares), Rivers (6,275 shares), Garnick (18,824 shares) and Harris (43,258 shares).

                                    PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     Ravisent Technologies Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, filed with the SEC on July 19, 1999, in connection with the Registrant's Registration Statement No. 333-77269, in which there is set forth the audited consolidated financial statements for the Registrant's fiscal year ended December 31, 1998, 1997 and 1996;

     (b) The Registrant's Current Report on Form 8-K filed with the SEC on November 22, 1999.

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ending on June 30, 1999 and September 30, 1999, filed with the SEC on August 30, 1999, and November 12, 1999, respectively; and

     (d) The Registrant's Registration Statement No. 000-26287 on Form 8-A12G filed with the SEC on June 7, 1999, together with the amendment thereto on Form 8-A12G/A filed with the SEC on June 24, 1999, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of Registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the DGCL. Registrant's certificate of incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Registrant has entered into indemnification agreements with its officers and directors, a form of which was previously filed with the SEC as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-77269). The indemnification agreements provide Registrant's officers and directors with further indemnification to the maximum extent permitted by the DGCL. Reference is also made to Section 7(b) of the underwriting agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of Registrant against certain liabilities, and Section 1.10 of the registration rights agreement contained in Exhibit 4.2 hereto, indemnifying certain of Registrant's stockholders, including controlling stockholders, against certain liabilities.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

  Number   Exhibit
  ------   -------
    4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26287 on form 8-A12G which is incorporated herein by reference pursuant to Item 3(d).
    5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1    Consent of KPMG LLP, Independent Accountants.
   23.2 Consent of KPMG Deutsche Treuhand-Gesellchaft AG, independent auditors, relating to the financial statements of Viona Development Hard & Sofware Engineering GmbH.
   23.3    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
   99.1    Ravisent Technologies Inc. 1999 Stock Incentive Plan.
   99.2    Ravisent Technologies Inc. 1999 Employee Stock Purchase Plan.
   99.3 Form of Stock Option Agreement used in connection with options granted to certain individuals pursuant to a written compensation agreement.
   99.4    Teknema, Inc. 1996 Stock Plan
   99.5    Form of Assumption Agreement

Item 9.  Undertakings.
         ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Ravisent Technologies Inc. 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, the individual options granted to certain individuals pursuant to a written compensation agreement, or the Teknema, Inc. 1996 Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania on this 7th day of January, 2000.

                                    RAVISENT TECHNOLOGIES INC.

                                    By: /s/ Francis E. J. Wilde, III
                                        ----------------------------------------
                                        Francis E. J. Wilde, III
                                        Chief Executive Officer and President

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Ravisent Technologies Inc., a Delaware corporation, do hereby constitute and appoint Francis E. J. Wilde, III and Jason C. Liu and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                          Date
---------                                  -----                                          ----


                                           Chief Executive Officer, President and         January 7, 2000
/s/ Francis E. J. Wilde, III
-------------------------------------      Director (Principal Executive Officer)
Francis E. J. Wilde, III
                                           Chief Financial Officer, Vice                  January 7, 2000
/s/ Jason C. Liu
-------------------------------------      President, Finance and Secretary
Jason C. Liu                               (Principal Financial and Accounting
                                           Officer)

                                           Director                                       January 7, 2000
/s/ Frederick J. Beste III
-------------------------------------
Frederick J. Beste III

Signature                                  Title                                          Date
---------                                  -----                                          ----
                                           Director                                       January 7, 2000
-------------------------------------
Peter X. Blumenwitz
                                           Director                                       January 7, 2000
/s/ Walter L. Threadgill
-------------------------------------
Walter L. Threadgill
                                           Director                                       January 7, 2000
/s/ Paul A. Vais
-------------------------------------
Paul A. Vais

                                 EXHIBIT INDEX


  Number   Exhibit
  ------   -------
    4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26287 on form 8-A12G which is incorporated herein by reference pursuant to Item 3(d).
    5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1    Consent of KPMG LLP, Independent Accountants.
   23.2 Consent of KPMG Deutsche Treuhand-Gesellchaft AG, independent auditors, relating to the financial statements of Viona Development Hard & Sofware Engineering GmbH.
   23.3    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
   99.1    Ravisent Technologies Inc. 1999 Stock Incentive Plan.
   99.2    Ravisent Technologies Inc. 1999 Employee Stock Purchase Plan.
   99.3 Form of Stock Option Agreement used in connection with options granted to certain individuals pursuant to a written compensation agreement.
   99.4    Teknema, Inc. 1996 Stock Plan
   99.5    Form of Assumption Agreement